Exhibit 99.1

Press Contact:	Shawn Dainas	Investor Contact:	Laura Graves
	Polycom, Inc.		Polycom, Inc.
	+ 925 924 5676		+ 925 924 5630
	shawn.dainas@polycom.com		laura.graves@polycom.com

Polycom Announces Definitive Agreement to Divest its

Enterprise Wireless Voice Solutions Business for Approximately $110 Million to Sun Capital Partners Affiliate

Company Announces Increase in Share Repurchase Authorization

PLEASANTON, Calif. – May 10, 2012 – Polycom, Inc. (Nasdaq: PLCM), the global leader in open standards-based unified communications (UC), today announced a definitive agreement to divest its enterprise wireless voice solutions business to an affiliate of Sun Capital Partners, Inc. (“Sun Capital”) for gross proceeds of approximately $110 million in cash, subject to certain adjustments set forth in the agreement. The sale is expected to close within the third quarter of 2012, following the satisfaction of regulatory requirements and other customary closing conditions. Polycom’s Board of Directors has approved an increase in its current share repurchase authorization to include net proceeds of approximately $104 million from this transaction, contingent upon the sale of the enterprise wireless voice solutions business and receipt of the net proceeds from the sale.

“Polycom has evolved rapidly over the last 18-24 months, and taken actions designed to capture and lead the fast-growing video collaboration market through traditional and new delivery platforms including mobile, social and cloud. The sale of our wireless handset business is a further step toward focusing our product and technology portfolio on our core unified communications and video collaboration solutions, including extending the reach of the Polycom® RealPresence® Platform,” said Andy Miller, President and CEO of Polycom. “The closing of this transaction will allow Polycom to concentrate on initiatives that support our vision of making video collaboration ubiquitous through open, standards-based software delivered to anyone, across any environment and device. Moreover, the divesture of the enterprise wireless voice solutions business will allow us to focus on the stronger sales growth and higher gross margins of Polycom’s core unified communications business.”

This strategic decision to divest the wireless voice business reflects Polycom’s focus on initiatives that extend the company’s leadership in its unified communications business. Polycom’s enterprise wireless voice portfolio, which is part of the UC personal product category, includes Wi-Fi and DECT handsets, related infrastructure and accessories, and generated revenues of approximately $94 million in calendar year 2011.

“This is a logical next step for our business and a strategic decision that should enable the wireless voice organization to flourish as a standalone company,” continued Miller. “Polycom has selected Sun Capital because of its commitment to support Polycom’s wireless handset partners and customers, as well as its strong operational expertise, particularly in corporate divestitures that require seamless transfers of significant business operations.”

“This is a good and not surprising move for Polycom, as it allows them to concentrate their energy and resources on the core, strategic components of their business in order to drive further innovation and adoption of video collaboration,” said Rich Costello, IDC senior research analyst.

Share Repurchase Authorization

Prior to this transaction, Polycom had a share repurchase authorization of $800 million, of which approximately $78 million was remaining as of May 10, 2012. Contingent upon the close of this transaction and receipt of the net proceeds, Polycom will be increasing its total remaining authorization from approximately $78 million to approximately $182 million.

“Polycom has a leading-edge UC platform and a strong, debt-free balance sheet,” said Eric Brown, Chief Operating Officer and Chief Financial Officer of Polycom. “With the announced sale of our enterprise wireless voice solutions business, we will continue to focus on our core platform and extend our practice of enhancing shareholder value through repurchases, while maintaining a healthy and flexible balance sheet.”

Share repurchases may be made through open market and privately negotiated transactions at times and in such amounts as determined by management. The number and timing of shares purchased will be based on Polycom’s available cash balances, general business and market conditions, the dilutive effects of share-based incentive plans, alternative investment opportunities and working capital needs.

Additional Financial Details

For the second quarter of 2012, Polycom expects that:

On a GAAP basis:

•

The enterprise wireless voice solutions business, which will be considered discontinued operations, and after inclusion of amortization of purchased intangibles and other GAAP expenses will net to approximately $0.00 of earnings per share, and

•

Approximately $0.01 to $0.03 of earnings per share will be attributable to continuing operations, which reflects an additional $0.02 in restructuring and other GAAP charges versus our April 18, 2012 guidance.

On a non-GAAP basis:

•

Approximately $0.02 of earnings per share will be attributed to the enterprise wireless voice solutions business, which will be considered discontinued operations and excluded from our non-GAAP results, and

•	Approximately $0.18 to $0.20 of earnings per share will be attributable to continuing operations.

A reconciliation of our expected GAAP to non-GAAP diluted earnings per share from continuing operations is as follows:

	Low end of range	High end of range
GAAP net income per diluted share from continuing operations	$0.01	$0.03

Stock-based compensation expense	0.12	0.12
Amortization of purchased intangibles	0.02	0.02
Acquisition-related costs	0.00	0.00
Restructuring costs	0.07	0.08
Income tax effect of above adjustments	(0.04)	(0.05)

Non-GAAP net income per diluted share from continuing operations	$0.18	$0.20

GAAP to non-GAAP Reconciliation

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains, and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

About Polycom

Polycom is the global leader in open standards-based unified communications (UC) solutions for telepresence, video, and voice powered by the Polycom® RealPresence® Platform. The RealPresence Platform interoperates with the broadest range of business, mobile, and social applications and devices. More than 400,000 organizations trust Polycom solutions to collaborate and meet face to face from any location for more productive and effective engagement with colleagues, partners, customers, specialists, and prospects. Polycom, together with its broad partner ecosystem, provides customers with the best total cost of ownership, interoperability, scalability, and security for video collaboration, whether on-premises, hosted, or cloud delivered. Visit www.polycom.com or connect with Polycom on Twitter, Facebook, and LinkedIn.

About Sun Capital Partners, Inc.

Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, debt, and other investments in companies that can benefit from its in–house operating professionals and experience. Sun Capital affiliates have invested in more than 300 companies worldwide with combined sales in excess of $45 billion since Sun Capital’s inception in 1995. Sun Capital has offices in Boca Raton, Los Angeles, and New York, as well as affiliates in London, Paris, Frankfurt, Luxembourg, Shanghai and Shenzhen. For more information, please visit www.SunCapPart.com.

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This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s share repurchase authorization and future repurchases of the Company’s common stock, Polycom actions designed to capture and lead the video collaboration market through traditional and new delivery platforms, the expected extended reach of the Polycom RealPresence platform, Polycom’s vision of making video collaboration ubiquitous, Polycom’s expectation that long term success can be maximized through focus on initiatives designed to extend its leadership in the unified communications business, the divested business flourishing as a standalone company, the divestiture as allowing Polycom to concentrate on its core business and to drive further innovation and adoption of video collaboration, and Polycom’s expected estimates relating to GAAP and non-GAAP earnings per share for the second quarter of 2012. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including risks related to Polycom’s ability to (1) receive the necessary regulatory approvals and satisfy the other closing conditions, (2) successfully close and divest its enterprise wireless voice solutions business without management disruption and other impact on its ongoing operations, (3) compete successfully in a highly competitive and rapidly changing marketplace, and (4) other factors affecting the operation of the business, as well as those risks and uncertainties included under the caption “Risk Factors” in Polycom’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

© 2012 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom “Triangles” logo, and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.